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                                                                    EXHIBIT 4.12

                     AMENDED AND RESTATED SECURITY AGREEMENT

         AMENDED AND RESTATED SECURITY AGREEMENT dated as of June 7, 1996 (this "Agreement") between Protection One Alarm Monitoring, Inc., a Delaware corporation ("Borrower"), and Heller Financial, Inc., a Delaware corporation, as agent ("Agent") for the benefit of all Lenders.

                              W I T N E S S E T H :

         WHEREAS, Borrower, Agent and Lenders are parties to an Amended and Restated Credit Agreement dated as of June 7, 1996 (as the same may be amended and in effect from time to time, the "Credit Agreement"), providing for extensions of credit to be made to Borrower by Lenders; and

         WHEREAS, it is a condition precedent to the making of Loans and the issuance of Lender Letters of Credit that Borrower shall have granted the security interests contemplated by this Agreement;

         NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and to issue Lender Letters of Credit, Borrower hereby agrees with Agent for its benefit and the benefit of Lenders as follows:

SECTION 1.  Definitions

         1.1 Certain Defined Terms. Terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement. The following terms, as used herein, have the meanings set forth below:

         "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by Borrower including, without limitation, all of the following now owned or hereafter created or acquired by Borrower: (a) accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Borrower arising from the sale, lease or exchange of goods or other property and/or the performance of services; (b) Borrower's rights in, to and under all purchase orders for goods, services or other property; (c) Borrower's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit); (d) monies due to or to become due to Borrower under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services (whether or not yet earned by performance on the part of Borrower); (e) uncertificated securities; and (f) Proceeds of any of the foregoing and all collateral security and guaranties of any kind given by any Person with respect to any of the foregoing.

         "Collateral" has the meaning assigned to that term in Section 2.

         "Copyright License" means any written agreement now or hereafter in existence granting to Borrower any right to use any Copyright including, without limitation, the agreements described in Schedule 1 of the Copyright Security Agreement.

         "Copyrights" means collectively all of the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications now owned or hereafter created or acquired by Borrower, including, without limitation, those listed on Schedule B to the Intellectual Property Security Agreement; (b) all renewals of any of the foregoing; (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

         "Depository Account" has the meaning assigned to such term in Section
7.

         "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods now owned or hereafter acquired by Borrower.
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         "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

         "Existing Security Agreement" means the Security Agreement dated November 3, 1993 between Borrower and Agent, as heretofore amended, modified and supplemented from time to time.

         "Fixtures" means all of the following now owned or hereafter acquired by Borrower: plant fixtures; business fixtures; other fixtures and storage office facilities, wherever located; and all additions and accessions thereto and replacements therefor.

         "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by Borrower including, without limitation, all right, title and interest of Borrower in and to: (a) all agreements, leases, licenses and contracts to which Borrower is or may become a party; (b) all obligations or indebtedness owing to Borrower (other than Accounts) from whatever source arising; (c) all tax refunds; (d) Intellectual Property; and (e) all trade secrets and other confidential information relating to the business of Borrower including by way of illustration and not limitation: systems and techniques for the analysis, diagnosis and correction of malfunctions of products used by Borrower's customers; the names and addresses of, and credit and other business information concerning, Borrower's past, present or future customers; the prices which Borrower obtains for its services or at which it sells merchandise; estimating and cost procedures; profit margins; policies and procedures pertaining to the sale and design of equipment, components, devices and services furnished by Borrower; information concerning suppliers of Borrower; and information concerning the manner of operation, business plans, pledges, projections, and all other information of any kind or character, whether or not reduced to writing, with respect to the conduct by Borrower of its business not generally known by the public.

         "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) including, but not limited to, promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by Borrower.

         "Intellectual Property" shall mean collectively all of the following:
Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

         "Intellectual Property Security Agreement" means the Amended and Restated Continuing Security Interest and Conditional Assignment of Patents, Trademarks, Copyrights and Licenses executed and delivered by Borrower to Agent, substantially in the form of Exhibit A, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

         "Inventory" means all "inventory" (as defined in the UCC), now owned or hereafter acquired by Borrower, wherever located including, without limitation, finished goods, raw materials, work in process and other materials and supplies (including packaging and shipping materials) used or consumed in the manufacture or production thereof and goods which are returned to or repossessed by Borrower.

         "Patent License" means any written agreement now or hereafter in existence granting to Borrower any right to use any invention on which a Patent is in existence including, without limitation, the agreements described in Schedule D of the Intellectual Property Security Agreement.

         "Patents" means collectively all of the following: (a) all patents and patent applications now owned or hereafter created or acquired by Borrower including, without limitation, those listed on Schedule A of the Intellectual Property Security Agreement and the inventions and improvements described and claimed therein, and patentable inventions; (b) the reissues, divisions, continuations, renewals, extensions and continuations-in-part of any of the foregoing; (c) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing with respect to any of the foregoing, including, without limitation, damages of payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with any of the foregoing.

         "Proceeds" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any Collateral including, without limitation, all claims of Borrower against third parties for loss of, damage to or destruction of,


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or for proceeds payable under, or unearned premiums with respect to, policies of insurance with respect to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

         "Secured Obligations" has the meaning assigned to that term in Section
3.

         "Security Interests" means the security interests granted pursuant to
Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

         "Trademark License" means any written agreement now or hereafter in existence granting to Borrower any right to use any Trademark, including, without limitation, the agreements described in Schedule D to the Intellectual Property Security Agreement.

         "Trademarks" means collectively all of the following now owned or hereafter created or acquired by Borrower: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications in connection therewith including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including, without limitation, those described in Schedule C of the Intellectual Property Security Agreement; (b) all reissues, extensions or renewals thereof;
(c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Illinois, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non- perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

         1.2 Other Definition Provisions. References to "Subsections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations.

         1.3 Effect of Restatement. This Agreement amends, restates and supersedes the Existing Security Agreement; provided, that (i) the liens and security interests in favor of Agent for the benefit of Lenders securing payment of the Secured Obligations are in all respects continuing and in full force and effect with respect to all Secured Obligations and (ii) all references in the other Loan Documents to the Existing Security Agreement shall be deemed to refer without further amendment to this Agreement.

SECTION 2.  Grant of Security Interests

         In order to secure the payment and performance of the Secured Obligations in accordance with the terms thereof, Borrower hereby grants to Agent for the benefit of Lenders a continuing security interest in and to all right, title and interest of Borrower in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

                  (A) Accounts;

                  (B) Inventory;

                  (C) General Intangibles;


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                  (D) Documents;

                  (E) Instruments;

                  (F) Equipment;

                  (G) Fixtures;

                  (H) All deposit accounts of Borrower maintained with any bank or financial institution;

                  (I) All Depository Accounts, all cash deposited therein from time to time and other monies and property of Borrower in the possession or under the control of Agent or any Lender;

                  (J) All books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described in subparts (A) -
                  (I) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

                  (K) Proceeds of all or any of the property described in subparts (A) - (J) above.

Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the exclusive, non-transferable right and license to use the Intellectual Property and the exclusive right to grant to other Persons licenses and sublicenses with respect to Intellectual Property.

         Notwithstanding the foregoing, the term "Collateral" shall not include the monies (and any investment contracts and life insurance policies purchased therewith and any other proceeds thereof) deposited with the Protection-I Trust and the Protection-II Trust, each dated September 24, 1993, in accordance with the Ion Acquisition Documents to defease the promissory notes issued by Monitoring to Ion Leasing Inc. under the Ion Acquisition Documents.

SECTION 3.        Security for Obligations

         This Agreement secures the payment and performance of the Obligations and all obligations of Borrower now or hereafter existing under this Agreement and all renewals, extensions, restructurings and refinancings of any of the above (all such debts, obligations and liabilities of Borrower being collectively called the "Secured Obligations").

SECTION 4.        Borrower Remains Liable

         Anything herein to the contrary notwithstanding: (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Agent of any of the rights hereunder shall not release Borrower from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Agent be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5.        Representations and Warranties

         Borrower represents and warrants as follows:

         5.1 Binding Obligation. This Agreement is the legally valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

         5.2 Location of Equipment and Inventory. All of the Equipment and Inventory is located at the places specified on Schedule I.


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         5.3 Ownership of Collateral; Bailees. Except for matters disclosed on
Schedule II, other Permitted Encumbrances and the Security Interests, Borrower owns the Collateral free and clear of any Lien. No effective financing statement or other form of lien notice covering all or any part of the Collateral is on file in any recording office, except for those in favor of Agent and as disclosed on Schedule II. Except as disclosed on Schedule II, none of the Collateral is in the possession of any bailee, warehouseman, agent or processor.

         5.4 Office Locations; FEIN; Fictitious Names. The chief place of business, the chief executive office and the office where Borrower keeps its books and records are located at the places specified on Schedule I. Borrower's federal employee identification number is specified in Schedule I. Borrower does not do business nor has Borrower done business during the past five years under any trade-name or fictitious business name except as disclosed on Schedule III.

         5.5 Perfection. This Agreement creates a valid, perfected and, except for the Permitted Encumbrances, first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

         5.6 Governmental Authorizations; Consents. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or consent of any other Person (including without limitation any Licensor of Intellectual Property or party to any Assigned Agreement) is required either (a) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of this Agreement by Borrower or (b) for the perfection of or the exercise by Agent of its rights and remedies hereunder (except as may have been taken by or at the direction of Borrower or Agent).

         5.7 Accounts. Each Account constitutes the legally valid and binding obligation of the customer obligated to pay the same. The amount represented by Borrower to Agent as owing by each customer is the correct amount actually and unconditionally owing, except for normal cash discounts and allowances where applicable. No customer has any defense, set-off, claim or counterclaim against Borrower that can be asserted against Agent, whether in any proceeding to enforce Agent's rights in the Collateral or otherwise except defenses, set-offs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts. None of the Accounts is evidenced by a promissory note or other instrument other than a check.

         5.8 Intellectual Property. The Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses listed on the respective schedules to the Intellectual Property Security Agreement constitute all of the Intellectual Property owned by Borrower.

         5.9 Accurate Information. All information heretofore, herein or hereafter supplied to Agent by or on behalf of Borrower with respect to the Collateral is and will be accurate and complete in all material respects.

         5.10 Credit Agreement Warranties. Each representation and warranty set forth in Section 4 of the Credit Agreement is true and correct in all material respects and such representations and warranties are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein.

SECTION 6.  Further Assurances; Covenants

         6.1 Other Documents and Actions. Borrower will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower will: (a) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (b) at any reasonable time, upon demand by Agent exhibit the Collateral to allow inspection of the Collateral by Agent or persons designated by Agent; and (c) upon Agent's request, appear in and defend any action or proceeding that may affect Borrower's title to or Agent's security interest in the Collateral.

         6.2 Agent Authorized. Borrower hereby authorizes Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Borrower where permitted by law.


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         6.3 Corporate or Name Change. Borrower will notify Agent promptly in writing prior to any change in Borrower's name, identity or corporate structure.

         6.4 Business Locations. Borrower will keep the Collateral at the locations specified on Schedule I. Borrower will give Agent thirty (30) days prior written notice of any change in Borrower's chief place of business or of any new location of business or any new location for any of the Collateral. With respect to any new location (which in any event shall be within the continental United States), Borrower will execute such documents and take such actions as Agent deems necessary to perfect and protect the Security Interests.

         6.5 Bailees. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's agents or processors, Borrower shall, upon the request of Agent, notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and shall instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions.

         6.6 Instruments. Borrower will deliver and pledge to Agent all Instruments duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Agent. Borrower will mark conspicuously all chattel paper with a legend, in form and substance satisfactory to Agent, indicating that such chattel paper is subject to the Security Interests. Without limiting the generality of the foregoing Borrower will mark conspicuously all subscriber agreements and alarm system purchase agreements (whether or not constituting chattel paper) with the legend referred to in the proceeding sentence.

         6.7 Certificates of Title. Upon Agent's request, Borrower shall promptly deliver to Agent any and all certificates of title, applications for title or similar evidence of ownership of all Equipment and shall cause Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Borrower shall promptly inform Agent of any additions to or deletions from the Equipment and shall not permit any such items to become fixtures to real estate other than real estate described in the Mortgages.

         6.8 Account Covenants. Except as otherwise provided in this subsection 6.8, Borrower shall continue to collect, at its own expense, all amounts due or to become due Borrower under the Accounts. In connection with such collections, Borrower may take (and, at Agent's direction, shall take) such action as Borrower or Agent may deem necessary or advisable to enforce collection of the Accounts; provided, that Agent shall have the right at any time after the occurrence of a Default or an Event of Default to: (a) notify the customers or obligors under any Accounts of the assignment of such Accounts to Agent (on behalf of Lenders) and to direct such customers or obligors to make payment of all amounts due or to become due directly to Agent; (b) enforce collection of any such Accounts; and (c) adjust, settle or compromise the amount or payment of such Accounts. After the occurrence of an Event of Default (i) all amounts and proceeds (including Instruments) received by Borrower with respect to the Accounts shall be received in trust for the benefit of Agent (on behalf of Lenders), shall be segregated from other funds of Borrower and shall be forthwith paid over to Agent in the same form as so received (with any necessary endorsement) to be applied in accordance with Section 13 and (ii) Borrower shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon without the prior consent of Agent.

         6.9 Intellectual Property Covenants. Borrower shall concurrently herewith deliver to Agent the Intellectual Property Security Agreement and all other documents, instruments and other items as may be necessary for Agent to file such agreement with the United States Copyright Office, United States Patent and Trademark Office and any similar domestic or foreign office, department or agency. If, before the Secured Obligations are paid in full, Borrower obtains any new Intellectual Property or rights thereto or becomes entitled to the benefit of any Intellectual Property not listed on the respective schedules to each security agreement, Borrower shall give to Agent prompt written notice thereof, and shall amend the respective security agreement to include any such new Intellectual Property. Borrower shall: (a) prosecute diligently any copyright, patent, trademark or license application at any time pending; (b) make application on all new copyrights, patents and trademarks as reasonably deemed appropriate by Borrower; (c) preserve and maintain all rights in the Intellectual Property; and (d) use its best efforts to obtain any consents, waivers or agreements necessary to enable Agent to exercise its remedies with respect to the Intellectual Property. Borrower shall not abandon any right to file a copyright, patent or trademark application nor shall Borrower abandon any pending copyright, patent or trademark application, or Copyright, Copyright License, Patent, Patent License, Trademark or Trademark License without the prior written consent of Agent. Borrower represents and warrants to Agent that the execution, delivery and performance of this Agreement by Borrower will not violate or cause a default under any of the Intellectual Property or any agreement in connection therewith.


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         6.10 Equipment Covenants. Borrower shall cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and shall promptly make or cause to be made all repairs, replacements, and other improvements in connection therewith that are necessary or desirable to such end.

         6.11 Insurance. Borrower shall maintain insurance with respect to the Collateral in accordance with the terms of the Credit Agreement.

         6.12 Taxes and Claims. Borrower will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral (including claims for labor, materials and supplies), except to the extent the validity thereof is being contested in good faith.

         6.13 Collateral Description. Borrower will furnish to Agent, from time to time, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

         6.14 Use of Collateral. Borrower will not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statue, regulation or ordinance or any policy of insurance covering any of the Collateral.

         6.15 Records of Collateral. Borrower shall keep full and accurate books and records relating to the Collateral and shall stamp or otherwise mark such books and records in such manner as Agent may reasonably request indicating that the Collateral is subject to the Security Interests.

         6.16 Other Information. Borrower will, promptly upon request, provide to Agent all information and evidence it may reasonably request concerning the Collateral, and in particular the Accounts, to enable Agent to enforce the provisions of this Agreement.

SECTION 7.  Bank Accounts; Collection of Accounts and Payments

         On or prior to the Closing Date, the Agent and Borrower shall enter into a bank agency agreement ("Bank Agency Agreement") substantially in the form of Exhibit B hereto with each financial institution with which the Borrower maintains from time to time any deposit accounts (general or special) (a "Depository Account"), except for petty cash accounts with an aggregate balance in all such accounts not exceeding $100,000 at any time. Pursuant to the Bank Agency Agreements and pursuant hereto, Borrower grants and shall grant to the Agent, for the benefit of the Lenders, a continuing lien upon, and security interest in, all such accounts and all funds at any time paid, deposited, credited or held in such accounts (whether for collection, provisionally or otherwise) or otherwise in the possession of such financial institutions, and each such financial institution shall act as the Agent's agent in connection therewith. Following the Closing Date, Borrower shall not establish any deposit account (except for the above-described petty cash accounts) with any financial institution unless prior thereto the Agent and Borrower shall have entered into a Bank Agency Agreement with such financial institution and Borrower shall have notified Agent of the establishment of such account. The Bank Agency Agreement dated as of November 3, 1993 among Borrower, Agent and First Interstate Bank of Oregon, N.A. shall be deemed a Bank Agency Agreement hereunder.

SECTION 8.  Agent Appointed Attorney-in-Fact

         Borrower hereby irrevocably appoints Agent as Borrower's attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Agent or otherwise, from time to time following the occurrence and during the continuance of an Event of Default in Agent's discretion to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to obtain and adjust insurance required to be paid to Agent;

                  (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;


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                  (c) to receive, endorse, and collect any drafts or other
         instruments, documents and chattel paper, in connection with clauses
         (a) and (b) above;

                  (d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent with respect to any of the Collateral;

                  (e) to pay or discharge taxes or Liens, levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Agent in its sole discretion, and such payments made by Agent to become obligations of Borrower to Agent, due and payable immediately without demand;

                  (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents (including without limitation financing statements, continuation statements and other documents necessary or advisable to perfect the Security Interests) relating to the Collateral; and

                  (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes, and to do, at Agent's option and Borrower's expense, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon the Collateral.

Borrower hereby ratifies and approves all acts of Agent made or taken pursuant to this Section 8. Neither Agent nor any person designated by Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as this Agreement shall remain in force.

SECTION 9.  Transfers and Other Liens

         Except as otherwise permitted by the Credit Agreement, Borrower shall not:

                  (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except that Borrower may sell Inventory in the ordinary course of business.

                  (b) Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure indebtedness of any Person except for the security interest created by this Agreement or permitted under the Credit Agreement.

SECTION 10.  Remedies

         If any Event of Default shall have occurred and be continuing, Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (a) require Borrower to, and Borrower hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; (b) withdraw all cash in the Depository Accounts and apply such monies in payment of the Secured Obligations in the manner provided in Section 13; (c) without notice or demand or legal process, enter upon any premises of Borrower and take possession of the Collateral; and (d) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent (on behalf of Lenders). Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further


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
notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

SECTION 11.  License of Intellectual Property

         Borrower hereby assigns, transfers and conveys to Agent, effective upon the occurrence of any Event of Default hereunder, the nonexclusive right and license to use all Intellectual Property owned or used by Borrower together with any goodwill associated therewith, all to the extent necessary to enable Agent to realize on the Collateral and any successor or assign to enjoy the benefits of the Collateral. This right and license shall inure to the benefit of all successors, assigns and transferees of Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Borrower by Agent.

SECTION 12.  Limitation on Duty of Agent with Respect to Collateral

         Beyond the safe custody thereof, Agent shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Agent in good faith.

SECTION 13.  Application of Proceeds

         Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Depository Accounts shall be applied: first, to all fees, costs and expenses incurred by Agent or any Lender with respect to the Credit Agreement, the other Loan Documents or the Collateral including, without limitation, those described in subsection 10.1 of the Credit Agreement and in Section 14 hereof; second, to all fees due and owing to Agent or any Lender; third, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amounts of the Obligations outstanding; and fifth, to any other indebtedness or obligations of Borrower owing to Agent or any Lender.

SECTION 14.  Expenses

         Borrower shall pay all insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of perfecting and maintaining the Security Interests, and any and all excise, property, sales and use taxes imposed by any state, federal or local authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. If Borrower fails promptly to pay any portion of the above expenses when due or to perform any other obligation of Borrower under this Agreement, Agent or any other Lender may, at its option, but shall not be required to, pay or perform the same and charge Borrower's account for all costs and expenses incurred therefor, and Borrower agrees to reimburse Agent or such Lender therefor on demand. All sums so paid or incurred by Agent or any other Lender for any of the foregoing, any and all other sums for which Borrower may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Agent or any other Lender in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Obligations, shall bear interest until paid at the highest rate provided in the Credit Agreement and shall be secured by the Collateral.

SECTION 15.  Termination of Security Interests; Release of Collateral

         Upon payment in full of all Secured Obligations and the termination of all Commitments, the Security Interests shall terminate and all rights to the Collateral shall revert to Borrower. Upon such termination of the Security Interests or release of any Collateral, Agent will, at the expense of Borrower, execute and deliver to

Borrower such documents as Borrower shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

SECTION 16.  Notices

         All notices, approvals, requests, demands and other communications hereunder shall be given in accordance with the notice provision of the Credit Agreement.

SECTION 17.  Waivers, Non-Exclusive Remedies

         No failure on the part of Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under the Credit Agreement or this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Agent of any right under the Credit Agreement or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Credit Agreement are cumulative and are not exclusive of any other remedies provided by law.

SECTION 18.  Successors and Assigns

         This Agreement is for the benefit of Agent and Lenders and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Borrower and its successors and assigns.

SECTION 19.  Changes in Writing

         No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Borrower therefrom, shall in any event be effective without the written concurrence of Agent and Borrower.

SECTION 20.  Applicable Law

         THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

SECTION 21.  Failure or Indulgence Not Waiver; Remedies Cumulative

         No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or any other right, power or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 22.  Headings

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 23.  Counterparts

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the day first above written.

PROTECTION ONE ALARM            HELLER FINANCIAL, INC.
MONITORING, INC.

By:      JOHN W. HESSE                       By:        TIMOTHY CANON
         ------------------------                   ----------------------------
Title:   Executive Vice President            Title:     Vice President

                                LIST OF SCHEDULES


Schedule I   -  Locations of Equipment, Inventory, Books and Records, Chief
                Executive Office, Other Locations; FEIN

Schedule II  -  Other Liens, Security Interests and Financing Statements;
                Bailees

Schedule III -  Trade-names and Fictitious Names (Present and Past Five Years)